UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2006
Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 512-7624
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01     REGULATION FD DISCLOSURE
On Tuesday, May 2, 2006, Sirna Therapeutics, Inc. (the “Company”) issued a press release about the Company’s results of operations and cash balances for its first quarter ended March 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Howard W. Robin, the Company’s President and Chief Executive Officer, and the Company’s senior management team will discuss these financial results as well as progress to date in Sirna’s clinical and preclinical programs during a conference call on Tuesday, May 2, 2006, at 4:30 p.m. EST (2:30 p.m. MDT and 1:30 p.m. PDT). A live audio webcast of the call will be available at the Company’s corporate web site at www.sirna.com. Participants are urged to log on to the web site 15 minutes prior to the scheduled start time to download and install any necessary audio software. To access the live telephonic broadcast, domestic callers should dial (888) 802-2280; international callers may dial (913) 312-1266. An audio webcast replay will be available on the Company’s web site, www.sirna.com, for 60 days. Additionally, a telephonic replay of the call will be maintained through midnight, Tuesday, May 16, 2006. To access the replay, please dial (888) 203-1112 from the U.S. or (719) 457-0820 when calling internationally, using confirmation code 8556450.
The information contained in these Items 2.02 and 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in these Items 2.02 and 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release issued by Sirna Therapeutics, Inc. on May 2, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2006
SIRNA THERAPEUTICS, INC.
(Registrant)

By:	/s/ Gregory L. Weaver

Name:	Gregory L. Weaver
Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)